As filed with the Securities and Exchange Commission on August 5,
1998

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

Form S-8
REGISTRATION STATEMENT
under	THE SECURITIES ACT OF 1933
____________________

STOCKER & YALE, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	04-2114473
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

32 Hampshire Road
Salem, New Hampshire 03079
(Address of Principal Executive Offices)

Stocker & Yale, Inc. - 1996 Stock And Incentive Plan
(Full title of the Plan)
____________________

Mark W. Blodgett
Chairman and Chief Executive Officer
Stocker & Yale, Inc.
32 Hampshire Road
Salem, New Hampshire 03079
(603) 893-8778
(Name, Address and Telephone Number,
Including Area Code, of Agent for Service)
____________________

copy to:
Stuart M. Cable, Esq.
Goodwin, Procter & Hoar  LLP
Exchange Place
Boston, MA 02109
(617) 570-1000
____________________

CALCULATION OF REGISTRATION FEE



Title of Securities to be Registered:
Common Stock, $0.001 par value

Amount  to be Registered (1):
150,000

Proposed Maximum Offering Price per Share (3):
3.15625

Proposed Maximum Aggregate Offering Price(2)(3):
$473,437.50

Amount of Registration Fee:
$140

(1)	Plus such additional number of shares as may be required
pursuant to the option plan in the event of a stock
dividend, reverse stock split, split-up, recapitalization or other similar event.
(2)	This estimate is made pursuant to Rule 457(h)(1) under the
Securities Act of 1933, as amended (the "Securities Act"),
solely for the purpose of determining the amount of the
registration fee and is based upon the price at which
outstanding stock options may be exercised.
(3)	This estimate is made pursuant to Rule 457(c) and (h) under
the Securities Act solely for the purpose of determining the amount of the registration fee and is based upon the market value of outstanding shares of the Company's common stock on July 29, 1998, utilizing the average of the high and low sale prices reported on the Nasdaq SmallCap Market on that date.

This Registration Statement on Form S-8 relates to (i)
150,000 additional shares of Common Stock of Stocker & Yale, Inc., a Massachusetts corporation, hereinafter referred to as the "Company", which may be issued under the Plan. The Company hereby incorporates by reference the contents of its Registration Statement on Form S-8, File No. 333-14757, filed with the Securities and Exchange Commission (the "Commission") on October 24, 1996, covering an aggregate of 150,000 shares of Common Stock.

PART II




INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

Stocker & Yale, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange
Commission (the "Commission").

(a)	The Company's Annual Report on Form 10-KSB for the fiscal
year ended December 31, 1997, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b)	The Company's Quarterly Report on Form 10-QSB for the
quarter ended March 31, 1998, filed with the Commission pursuant to the Exchange Act;

(c)	The Company's Current Report on Form 8-K, filed on May
27, 1998, as amended by the Form 8-K/A filed on July 27, 1998; and

(d)	The description of the Company's common stock, $.001 par
value, contained in the Company's registration statement on Form 10-SB/A dated December 29, 1995, filed with the Securities and Exchange Commission pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a) and (c),
Section 14 and Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  	Description of Securities

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 8.	Exhibits.

	* 5.1	  Opinion of Goodwin, Procter & Hoar  LLP as to the
         legality of the securities being registered.
	* 23.1	 Consent of Arthur Anderson  L.L.P., Independent
         Accountants.
	  23.2	 Consent of Goodwin, Procter & Hoar  LLP (included in
         Exhibit 5.1 hereto).
	  24.1	 Power of Attorney (included in Part II of this
         registration statement).
	  99.1 The Stocker & Yale, Inc. - 1996 Stock Option and Incentive Plan (incorporated by reference from Exhibit
         99 to the Company's Registration Statement on Form S-8
         (File No. 333-14757)).
____________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, Stocker
& Yale, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of New Hampshire as of this 3rd day of August, 1998.

STOCKER & YALE, INC.

By:	/s/ Mark W. Blodgett
Mark W. Blodgett,
Chairman and Chief Executive Officer


POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Stocker & Yale, Inc., hereby severally constitute and appoint Mark W. Blodgett and Alex W. Blodgett, and each of them acting singly, our true and lawful attorneys, with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Stocker & Yale, Inc. to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities as of the date indicated.

Signature	Capacity	Date

	/s/ Mark W. Blodgett
     Mark W. Blodgett
     Chairman of the Board of Directors and Chief Executive Officer
	    August 5, 1998
 			 (Principal Executive Officer)

	/s/ James Bickman
     James Bickman
     President and Director
     August 5, 1998

	/s/ Alex W. Blodgett
     Alex W. Blodgett
    	Director
     August 5, 1998

	/s/ Clifford L. Abbey
     Director
     August 5, 1998
	    Clifford L. Abbey


	/s/ John M. Nelson
     Director
     August 5, 1998


 /s/ Steven Karol
     Steven Karol
 			 Director
     August 5, 1998

	/s/ Susan A.H. Sundell
     Susan A.H. Sundell
     Senior Vice President-Finance and Treasurer
	    (Principal	Financial and Accounting Director)
     August 5, 1998

	EXHIBIT INDEX


Exhibit No.	                Description



	* 5.1	  Opinion of Goodwin, Procter & Hoar  LLP as to the
         legality of the securities being registered.

	* 23.1	 Consent of Arthur Anderson LLP, Independent
         Accountants.

	  23.2	 Consent of Goodwin, Procter & Hoar  LLP (included
         in Exhibit 5.1 hereto).

   24.1	 Powers of Attorney (included in Part II of this
         Registration Statement).

  	99.1	 The Stocker & Yale, Inc. -- 1996 Stock Option and
         Incentive Plan (incorporated by reference from
         Exhibit 99 to the Company's Registration Statement
         on Form S-8 (File No. 333-14757)).
______________________________
 * Filed herewith.

EXHIBIT 5.1

[Letterhead of Goodwin, Procter & Hoar  LLP]



August 5, 1998



Stocker & Yale, Inc.
32 Hampshire Road
Salem, New Hampshire  03079

Ladies and Gentlemen:

This opinion is furnished in our capacity as counsel to Stocker & Yale, Inc., a Massachusetts corporation (the "Company"), in connection with the registration, pursuant to the Securities Act of 1933 (the "Securities Act"), of 150,000 shares (the "Shares") of common stock, par value $0.001 per share, of the Company, which may be issued pursuant to the Stocker & Yale, Inc. 1996 Stock Option and Incentive Plan (the "Plan").

In connection with rendering this opinion, we have examined the Articles of Organization and the Bylaws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we have deemed material; a registration statement on Form S-8 under the Securities Act relating to the Shares and the prospectus contained therein; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and The Commonwealth of Massachusetts.

Based upon the foregoing, we are of the opinion that, upon issuance of the Shares in accordance with the terms of the Plan and the receipt of full consideration therefor, the Shares will be duly authorized, legally issued, fully paid and nonassessable by the Company under the Massachusetts Business Corporation Law.

The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

Very truly yours,


/s/ Goodwin, Procter & Hoar LLP


GOODWIN, PROCTER & HOAR  LLP

Exhibit 23.1

Consent of Independent Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 6, 1998 (except for the matters discussed in Notes 6 and 11, for which the date is March 27, 1998) included in Stocker & Yale, Inc.'s Form 10-KSB for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Boston, Massachusetts
August 5, 1998